UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) May 3, 2019

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Class	Name of Each Exchange on Which Registered

Entergy Corporation	ETR	Common Stock, $0.01 Par Value	New York Stock Exchange LLC NYSE Chicago, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2019, Entergy Corporation (“Entergy”) held its 2019 Annual Meeting of Shareholders (“Annual Meeting”) in The Woodlands, Texas. At the Annual Meeting, Entergy’s shareholders, upon the recommendation of the Board of Directors (the “Board”), approved the Entergy Corporation 2019 Omnibus Incentive Plan (the “2019 Omnibus Incentive Plan”) which replaces Entergy’s Executive Annual Incentive Plan and its 2015 Equity Ownership Plan.
In general, the 2019 Omnibus Incentive Plan will be administered by the Personnel Committee (the "Personnel Committee") of the Company's Board and will enable the Personnel Committee to provide equity and incentive compensation to employees, directors, independent contractors and consultants of Entergy and its subsidiaries. Pursuant to the 2019 Omnibus Incentive Plan, Entergy may grant equity-based and cash-based compensation generally in the form of stock options, share appreciation rights (“SARs”), restricted shares, restricted stock units, performance shares, performance units, unrestricted shares, cash incentive awards, dividend equivalents, and other share-based awards, in each case, subject to the terms and conditions as further described in the 2019 Omnibus Incentive Plan.
Subject to adjustment as described in the 2019 Omnibus Incentive Plan, and subject to the 2019 Omnibus Incentive Plan's share counting rules, the total number of shares of Entergy's common stock that are available for awards under the 2019 Omnibus Incentive Plan is 7,300,000. These shares may be shares of original issuance or treasury shares, or a combination of both. The aggregate number of shares available under the 2019 Omnibus Incentive Plan will be reduced by one share of common stock for every one share subject to an award granted under the 2019 Omnibus Incentive Plan, provided that any shares related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares, shall be available again for grant under the 2019 Omnibus Incentive Plan..

The 2019 Omnibus Incentive Plan provides for a double trigger accelerated vesting for employees following a change in control, establishes minimum vesting periods for all awards (three years for service-based vesting and one year for performance-based vesting, subject to limited exceptions), and includes a requirement that all awards are subject to the “clawback” policy adopted by our Board. It also provides that no underwater stock options or SARs will be repriced without shareholder approval and that no stock options or SARs will be granted with an exercise price less than the fair market value of our common stock on the date of grant. This summary of the 2019 Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the 2019 Omnibus Incentive Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A more detailed summary of the 2019 Omnibus Incentive Plan can be found in Entergy’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on March 22, 2019.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below. The proposals related to each matter are described in detail in the Proxy Statement.

Proposal 1

Entergy’s shareholders elected ten (10) directors to serve until the next annual meeting by the following vote:

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
John R. Burbank	149,373,397	691,334	251,762	15,452,213
Patrick J. Condon	149,520,966	539,490	256,037	15,452,213
Leo P. Denault	144,824,427	5,248,296	243,770	15,452,213
Kirkland H. Donald	149,562,642	438,124	315,727	15,452,213
Phillip L. Frederickson	149,593,582	481,579	241,332	15,452,213
Alexis M. Herman	141,473,575	8,543,302	299,616	15,452,213
M. Elise Hyland	149,591,771	489,750	234,972	15,452,213
Stuart L. Levenick	145,153,570	4,915,392	247,531	15,452,213
Blanche L. Lincoln	148,975,371	1,103,058	238,064	15,452,213
Karen A. Puckett	148,518,974	1,555,827	241,692	15,452,213

Proposal 2

Entergy’s shareholders ratified the selection of Deloitte & Touche as our independent registered public accountants for 2019 as set forth below:

Voted For	Voted Against	Abstentions
162,637,820	2,831,177	299,709

Proposal 3

Entergy’s shareholders approved the advisory vote on Named Executive Officer compensation as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
142,514,390	7,276,525	525,578	15,452,213

Proposal 4

Entergy’s shareholders approved the Entergy Corporation 2019 Omnibus Incentive Plan as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
141,269,464	8,523,114	523,915	15,452,213

Proposal 5

A shareholder floor proposal requesting the Board to publish a report regarding the Company’s global climate-related activities that are voluntary and exceed governmental regulatory requirements was withdrawn by the shareholder proponent prior to the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Entergy Corporation 2019 Omnibus Incentive Plan filed as Appendix B to Entergy’s Definitive Proxy Statement filed with the SEC on March 22, 2019 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: May 7, 2019